UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported) January 9, 2014

SWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19483	75-2040825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.

On January 10, 2014, SWS Group, Inc. (the “Company”) announced that it received an unsolicited acquisition proposal dated January 9, 2014 from Hilltop Holdings Inc. (“Hilltop”) to acquire all of the outstanding Company common stock that Hilltop does not already own for $7.00 per share in 50% cash and 50% Hilltop common stock.

Consistent with its fiduciary duties and in consultation with its financial and legal advisors, the Company’s Board of Directors (the “Board”) will review the proposal to determine the course of action it believes is in the best interests of the Company and its stockholders. The Board will make its formal recommendation to stockholders in due course. The Company’s stockholders are advised to take no action at this time.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the proposal is attached hereto as Exhibit 99.2.

Item 9.01(d). Exhibits.

Exhibit 99.1	Press Release issued by SWS on January 10, 2014.

Exhibit 99.2	Letter from Hilltop Holdings Inc. dated January 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: January 13, 2014	By:	/s/ J. Michael Edge
J. Michael Edge
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release issued by SWS on January 10, 2014.

Exhibit 99.2	Letter from Hilltop Holdings, Inc. dated January 9, 2014.

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